EX-24.2(h)(1)
                                                                 -------------


                                    FORM OF
                            PARTNERS BALANCED TRUST
                            UNDERWRITING AGREEMENT




           Agreement dated as of [             ], 2003 between PARTNERS
BALANCED TRUST, a Delaware statutory trust (the "Fund"), and BLACKROCK DISTRIBUTORS, INC., a Delaware corporation (the "Underwriter").

           WHEREAS, the Fund is a closed-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Fund desires to retain the Underwriter as its principal underwriter to provide for the sale of all classes of its common shares of beneficial interest ("Shares"), and the Underwriter is willing to render such services;

           NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

           1. Appointment of Underwriter. The Fund hereby appoints the Underwriter as principal underwriter of its Shares on the terms and for the period set forth in this Agreement. The Underwriter hereby accepts such appointment and agrees to render the services and duties set forth in Section 3 below.

           2. Delivery of Documents. The Fund has furnished, or will furnish the Underwriter upon request, with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

                a. The Certificate of Trust of the Fund, filed with the Secretary of State of the State of Delaware on November 22, 2002, as the same may be amended from time to time (the "Certificate of Trust");

                b. The Fund's Second Amended and Restated Agreement and Declaration of Trust, dated as of [ ], 2003, as the same may be amended from time to time (the "Declaration of Trust");

                c. The Fund's Amended and Restated By-Laws, as the same may be amended from time to time (the "By-Laws");

                d. Resolutions of the Fund's Board of Trustees authorizing the execution and delivery of this Agreement;

                e. The Fund's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-2 as filed with the Securities and Exchange Commission (the "Commission") on December 24, 2002, relating to the Shares, as the same may be amended from time to time (the "Registration Statement"); and

                f. The Fund's Prospectus and Statement of Additional Information and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectus").

           3. Services and Duties. The Underwriter enters into the following covenants with respect to its services and duties:

                a. The Underwriter agrees to sell, as agent, from time to time during the term of this Agreement, Shares upon the terms and at the current offering price (including any front-end, deferred contingent or other applicable sales charge) as described from time to time in the Prospectus. The Underwriter will act only on its own behalf as principal in making agreements with selected dealers. No broker-dealer or other person who enters into a selling or servicing agreement with the Underwriter shall be authorized to act as agent for the Fund in connection with the offering or sale of Shares to the public or otherwise. The Underwriter shall use its best efforts to sell Shares but shall not be obligated to sell any certain number of Shares.

                b. The Underwriter shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for the Fund.

                c. In performing all of its services and duties as Underwriter, the Underwriter will act in conformity with the Certificate of Trust, Declaration of Trust, By-Laws, Registration Statement (including the Prospectus), in each case as amended from time to time, and resolutions and other instructions of the Fund's Board of Trustees and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act and all other applicable federal or state law and all applicable rules of regulatory bodies, including without limitation the Conduct Rules of the National Association of Securities Dealers, Inc.

                d. The Fund shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend periodic tender offers at any time permitted by the 1940 Act or the rules and regulations of the Commission.

                e. The Fund reserves the right to reject any order for Shares.

                f. The Underwriter agrees to transmit to each broker- dealer or other person who enters into a selling or servicing agreement ("Selling Agents") with the Underwriter sufficient repurchase offer notices (as supplied by the Fund) necessary to allow such Selling Agents to provide repurchase offer notices to its customers within the times required by, and in accordance with any requirements from time to time set forth in, the Fund's Prospectus and any notices to shareholders relating to repurchase offers.

                g. The Underwriter represents that it has policies and procedures in place that comply with its obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise. Subject to legal restrictions, the Underwriter will, upon the Fund's request, promptly provide to the Fund evidence of those policies and procedures and the Underwriter's compliance therewith and/or evidence establishing the identities and sources of the funds for each purchase of shares of the Fund.

                h. The Underwriter shall maintain in the United States and preserve therein for such period or periods as the Commission shall prescribe by rules and regulations applicable to it as the principal underwriter of an investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Funds. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.

           4. No Secondary Market. It is understood that no secondary market for the Shares exists currently, or is expected to develop.

           5. Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the fees and disbursements of the Fund's counsel, accountants and other advisors,
(iv) the printing and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (v) notices of shareholders meetings, proxies and proxy statements, and annual and semi-annual reports and other communications with shareholders and (vi) notices of periodic repurchases.

           6. Payments of Sales Charges. Any sales charges payable in connection with purchases of Shares shall be payable to the Underwriter or its assignees, all in accordance with the Fund's Prospectus.

           7. Limitations of Liability. The Underwriter shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Underwriter's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

           8. Proprietary and Confidential Information. The Underwriter agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to, and approval in writing by, the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Underwriter may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

           9. Indemnification.

                a. The Fund represents and warrants to the Underwriter that the Registration Statement and the Prospectus at all times will, in all material respects, conform to the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that no representation or warranty in this
Section 9 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Underwriter expressly for use in the Registration Statement or Prospectus.

                b. The Fund agrees that it will indemnify, defend and hold harmless the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof)
(i) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any application or other document executed by or on behalf of the Fund or are based upon information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application") or (ii) arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case with respect to the Prospectus, in light of the circumstances in which they were made) and will reimburse the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Underwriter, its several officers, and directors, and any person who controls the Underwriter within the meaning of
Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage, expense or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue Sky application in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Underwriter specifically for inclusion therein or arising out of the failure of the Underwriter to deliver a current Prospectus. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Underwriter, officers or trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Underwriter, officers or trustees or controlling person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Underwriter promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the Shares.

                c. The Fund shall not indemnify any person pursuant to this
Section 9 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the trustees of the Fund who are neither "interested persons" (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

                d. The Underwriter will indemnify and hold harmless the Fund and its several officers and trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof)
(i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or (ii) arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case with respect to the Prospectus, in light of the circumstances in which they were made), which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and trustees by or on behalf of the Underwriter specifically for inclusion therein, and will reimburse the Fund and its several officers, trustees and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim. The Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce the claim, but if the Underwriter elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Underwriter elects to assume the defense of any suit and retain counsel, the Fund, officers and trustees or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Underwriter does not elect to assume the defense of any suit, it will reimburse the Fund, officers and trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Underwriter agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

                e. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (b) and (d) of this
Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Fund on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any proceeding.

                f. The Fund and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           10. Duration and Termination. This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two year term. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Fund's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Fund; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or by a vote of a "majority of the outstanding voting securities" of the Fund on 60-days' written notice to the Underwriter, or by the Underwriter at any time, without the payment of any penalty, on 90-days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.) Upon termination of this Agreement, the Underwriter shall not receive any underwriting fees for sales of Shares occurring on or after the termination date; provided that the Underwriter may receive reimbursement for out of pocket expenses incurred in connection with such sales and provided that the indemnification and contribution obligations of the parties will survive any termination of this Agreement.

           11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

           12. Notices. Notices of any kind to be given to the Fund hereunder by the Underwriter shall be in writing and shall be duly given if mailed or delivered to the Fund at 100 Bellevue Parkway, Wilmington, Delaware 19809,
with a copy to    , 40 East 52nd Street, New York, New York 10022, or at such other address or to such individual as shall be so specified by the Fund to the Underwriter. Notices of any kind to be given to the Underwriter hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406, Attention: , or at such other address or to such other individual as shall be so specified by the Underwriter to the Fund.

           13. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

           14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

           15. Counterparts. This Agreement may be executed in counterparts, and by facsimile, all of which together shall constitute one and the same instrument.




           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                          PARTNERS BALANCED TRUST


                          By:________________________________
                          Title:


                          BLACKROCK DISTRIBUTORS, INC.


                          By:________________________________
                          Title: